Exhibit 2.1

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This Second Amendment ("Amendment") to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 31, 2005, by and among MicroMed Technology, Inc., a Delaware corporation ("MicroMed"), on the one hand, and Salmon Express, Inc., a publicly traded Nevada corporation ("Salmon"), Salmon Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Salmon ("Merger Sub"), and Pete Smith, Sr., an individual stockholder of Salmon (the "Salmon Stockholder"), on the other hand, is made and entered into to be effective for all purposes as of the 29th day of July, 2005. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Merger Agreement.

      WHEREAS, Salmon, Merger Sub, the Salmon Stockholder and MicroMed each determined to engage in the Merger pursuant to which Merger Sub will merge with and into MicroMed, with MicroMed being the surviving corporation, and the outstanding shares of MicroMed shall be converted into shares of Salmon's common stock in the manner described in the Merger Agreement.

      WHEREAS,   the  parties  still  intend  to  consummate  the   transactions
contemplated by the Merger Agreement and to proceed to Closing.

      WHEREAS, the parties desire to amend certain sections of the Merger Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

      A. Amendment of Section 6.2(a). Section 6.2(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

      "(a) the Merger shall not have been consummated by August 31, 2005, whether such date is before or after the date of approval of the Merger by MicroMed's shareholders and Salmon's stockholders (the "Termination Date"); or"

      B. Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the Merger Agreement remain in full force and effect and are hereby ratified and confirmed in all respects.

      C.   Counterparts.   This  Amendment  may  be  executed  in  one  or  more
counterparts, each of which such counterparts shall be deemed an original and all of which together shall constitute one and the same Amendment.

      D. Recitals. The Recitals hereto are hereby incorporated into this Amendment as if fully stated herein.


                               [SIGNATURES FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    MICROMED TECHNOLOGY, INC.


                                    By: /s/ Travis E. Baugh
                                        ----------------------------------------
                                    Name:  Travis E. Baugh
                                    Title: President and Chief Executive Officer


                                    SALMON EXPRESS, INC.

                                    By: /s/ Pete Smith, Sr.
                                        ----------------------------------------
                                    Name:  Pete Smith, Sr.
                                    Title: President


                                    SALMON STOCKHOLDER
                                    /s/ Pete Smith, Sr.
                                    --------------------------------------------
                                    Name:  Pete Smith, Sr.


                                    SALMON ACQUISITION CORP.

                                    By: /s/ Pete Smith, Sr.
                                        ----------------------------------------
                                    Name:  Pete Smith, Sr.
                                    Title: President

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